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                                                                  EXHIBIT 10.32


                              HANCOCK FABRICS, INC.

                           1995 RESTRICTED STOCK PLAN

         1. PURPOSE OF THE PLAN. The Hancock Fabrics, Inc. 1995 Restricted Stock Plan ("Plan") is intended to provide an incentive for key employees to contribute to the growth of the Company's business by providing opportunities for their ownership of shares of the Company's common stock ("Shares") and to retain them in the employ of the Company or its subsidiaries. The provisions of this Plan and all actions and transactions under and pursuant to this Plan are intended to comply with all applicable conditions of Rule 16(b)-3 promulgated under Section 16 of the Securities Exchange Act of 1934 ("Exchange Act"), or its successors, with respect to persons subject to such Section ("Section 16 reporting persons"). To the extent any provision of, or action or transaction pursuant to, this Plan fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Plan administrators.

         2. SCOPE AND DURATION OF THE PLAN. Shares may be awarded from time to time during the life of the Plan. Unless sooner terminated pursuant to Paragraph 15, the Plan shall terminate on December 5, 2005 and thereafter no Shares shall be awarded under the Plan. Termination of the Plan shall have no effect on awards then outstanding. The aggregate number of Shares that may be issued or reserved for issuance pursuant to awards under the Plan (including awards to Section 16 reporting persons) shall not exceed 1,000,000 Shares (subject to adjustment as provided in the


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Plan). Awards may consist, in whole or in part, of authorized but unissued
Shares or Shares reacquired by the Company and not reserved for any other purpose and Shares subject to any previous awards under the Plan that are forfeited.

         3. ADMINISTRATION OF THE PLAN. The Board of Directors of the Company ("Board") shall appoint a Restricted Stock Committee ("Committee"), which shall consist of two or more members of the Board who are not eligible to receive awards under the Plan and who shall otherwise be "disinterested" as defined in the regulations promulgated under Section 16 of the Exchange Act. The Committee may be the Board's Management Review and Compensation Committee. The Committee shall have full authority in its discretion, but subject to the express provisions of the Plan: to determine the key employees to whom, and the time or times at which, Shares shall be awarded; to determine the number of Shares to be covered by each award; to determine the terms, conditions and restrictions of the respective award agreements (which need not be identical), of any legend on any certificate representing Shares awarded pursuant to the Plan, and of any other instrument or document relating to the Plan, except that each such document respecting awards to Section 16 reporting persons shall be written so as to comply with Section 16 of the Exchange Act; to determine whether and to what extent adjustments shall be made pursuant to the provisions of Paragraph 12; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; and to make any other determinations, deemed necessary to or advisable for the


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administration of the Plan. The Committee may delegate all
or any part of such authority to members of the Board who are not "disinterested" as defined in the regulations promulgated under Section 16 of the Exchange Act in the case of awards to persons who are not Section 16 reporting persons. All determinations, decisions, interpretations and other actions of the Committee and the Board shall be conclusive and binding upon all persons. No member of the Committee or of the Board shall have any liability in respect of anything done or omitted to be done by such member or any other member, except for a member's own willful misconduct or as expressly provided for by law.

         4. ELIGIBILITY FACTORS TO BE CONSIDERED IN AWARDS. Shares may be awarded only to full-time key employees (including officers) of the Company or any of its subsidiaries, who are responsible for, and shall be considered by the Committee to be contributing significantly to, the growth of the Company's business. A director of the Company who is not also an employee shall not be eligible to receive an award. In determining the employees to whom Shares shall be awarded, the number of Shares to be covered by each award, and the terms, conditions and restrictions of each award, the Committee may take into account any factors it may deem relevant in connection with accomplishing the purpose of the Plan. An award of Shares under the Plan to an employee shall not disqualify that employee for a further award or awards.

         5. RESTRICTIONS. The Committee may impose such restrictions on any award or any Shares awarded pursuant to the



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Plan as it deems advisable (including restrictions on transferability).

         6. REMOVAL OF RESTRICTIONS. Except as provided in Paragraphs 11 and 17, the restrictions imposed by the Committee on any award or any Shares awarded pursuant to the Plan shall lapse as the Committee shall determine at the time of the award. Shares as to which restrictions have lapsed shall not thereafter be forfeitable under any circumstances.

         7. PARTICIPANT'S SERVICE. Awards under the Plan shall not be affected by any change of duties or position so long as the participant continues to be a key employee of the Company or any of its subsidiaries. The agreement respecting each award may contain such provisions as the Committee shall approve with reference to the effect of approved leaves of absence. Nothing in the Plan or any agreement pursuant to the Plan (whether written or unwritten) shall confer upon any employee any right to continue in the employment of the Company or any of its subsidiaries, shall interfere in any way with the right of the Company or any of its subsidiaries to terminate that employment at any time, or shall affect in any way the terms or conditions of employment.

         8. NONTRANSFERABILITY. Shares subject to restrictions shall not be transferable other than by will or the laws of descent and distribution. In no event shall a Section 16 reporting person be entitled to sell or otherwise dispose of Shares awarded under the Plan for period of six (6) months from the time of award without the written consent of the Committee.



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         9. STOCK CERTIFICATES. The Committee may at any time require the placement of appropriate legends on any certificate or certificates representing the Shares subject to restrictions. The Committee may also require the retention by the Company or the placement in escrow of any such certificate or certificates until such certificate or certificates shall become deliverable following the lapse of the restrictions. The Committee may require, as a condition of any award, that the participant deliver to the Company a stock power relating to Shares subject to an award, endorsed in blank and in all other ways satisfactory to the Company (including, without limitation, as to a valid and appropriate signature guaranty ensuring transferability of the Shares).

     10. TERMINATION OF EMPLOYMENT. Except as provided in Paragraphs 11 and
17, effective as of the date of termination of a participant's employment, for whatever reason, all or any portion of an award for Shares still subject to restrictions (including restrictions on transferability) shall automatically be forfeited. A participant shall have no rights or privileges as a shareholder or otherwise with respect to Shares that have been forfeited.

     11. RETIREMENT OR DEATH OF PARTICIPANT.

         (a) In the event that employment shall be terminated by the normal retirement or death of a participant, the restrictions imposed by the Committee on any Shares awarded pursuant to the Plan shall lapse upon such termination.


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         (b) In the event that employment shall be terminated by the early retirement of a participant, the Committee may, but shall not be obligated to, determine that the restrictions imposed by the Committee on any Shares awarded pursuant to the Plan shall lapse upon such termination.

     12. ADJUSTMENTS. The Committee may make such adjustment, as the Committee determines to be appropriate, in the number of Shares subject to outstanding awards and in the number of Shares available for awards in order to compensate for the effect of any change in the Company's capitalization or structure or in the Shares or outstanding awards (including without limitation any change arising through the declaration of a stock dividend or stock split or through a spin-off, spin-out or other distribution of assets of the Company or any of its subsidiaries to shareholders, whether payable in Shares or other shares of stock of the Company or any of its subsidiaries, or through reorganization, recapitalization, partial liquidation, merger, consolidation or similar event, or through the sale or exchange of all or substantially all of the Company's assets, or through stock splitups or combinations or exchanges of Shares or other shares of stock of the Company or any of its subsidiaries) or of any stock purchase pursuant to a tender offer by the Company or any other party.

         13. APPROVAL OF SHAREHOLDERS. No award may be made hereunder to any
Section 16 reporting person prior to the approval of the Plan by the Company's shareholders in accordance with the Exchange Act.



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         14. EFFECTIVENESS OF AWARDS. Subject to Paragraph 13, the date of the
Committee's approval of the awarding of Shares shall constitute the date of the award; provided that the effectiveness of any award hereunder shall also be subject to the execution of a restricted stock agreement and such other documentation as the Committee may require.

         15. AMENDMENT AND TERMINATION OF THE PLAN. The Board may amend or terminate the Plan at any time. No amendment adopted without approval of the Company's shareholders shall, as to Section 16 reporting persons, cause the Plan no longer to comply with Section 16 of the Exchange Act or its successors. No amendment or termination of the Plan shall affect the rights of a holder of an award, except with the holder's consent.

         16. LISTING AND REGISTRATION OF SHARES. The Plan shall be subject to the requirement that if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the issuance or delivery of the Shares or related certificate pursuant to the Plan, no Shares may be issued and no certificate representing any Shares may be delivered unless and until the listing, registration, qualification, consent or approval shall have been effected or obtained, and maintained, free of any conditions not acceptable to the Committee.


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         17. CHANGE OF CONTROL. Immediately upon the occurrence of a change of control, the restrictions imposed by the Committee on any Shares previously awarded pursuant to the Plan shall lapse.

         18. WITHHOLDING TAX. The Committee shall have the right to require, prior to the issuance or delivery of any Shares or any certificates representing any Shares awarded pursuant to the Plan, that the participant pay to the Company the amount of any taxes which the Company is required to withhold with respect to such Shares in such manner as the Committee shall determine, including without limitation by requiring the Company to retain a sufficient number of Shares to cover the amount or any portion thereof required to be withheld.

         19. GOVERNING LAW. This Plan shall be governed and construed in accordance with the laws of the State of Delaware, regardless of the law which might otherwise govern under applicable Delaware conflicts of laws principles.

         20. DEFINITIONS. As used in the Plan, the following terms are defined as follows:

             (a) Company -- Hancock Fabrics, Inc., a Delaware corporation, and its successors and assigns.

             (b) Subsidiary -- A corporation of which the Company owns stock having fifty percent (50%) or more of the total voting power.

             (c) Employee -- A person employed by the Company or any of its subsidiaries.

             (d) Employment -- Employment by the Company or any of its subsidiaries.



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         (e) Participant -- An employee to whom Shares have been awarded pursuant to the Plan.

         (f) Normal Retirement -- Termination of employment after having attained age 65 and under circumstances entitling the participant to elect immediate payment of retirement benefits under the Hancock Fabrics, Inc. Consolidated Retirement Plan or any successor plan thereto ("Hancock Retirement Plan").

         (g) Early Retirement -- Termination of employment after having attained age 55 and under circumstances entitling the participant to elect immediate payment of retirement benefits under the Hancock Fabrics, Inc. Consolidated Retirement Plan or any successor plan thereto ("Hancock Retirement Plan").

         (h) Change of Control -- A change of control of the Company of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the effective date of the Plan, pursuant to
Section 13 or 15(d) of the Exchange Act; provided that, without limitation a change of control shall be deemed to have occurred if: (i) a third person, including a "group" as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner, directly or indirectly, of 20% or more of the combined voting power of the Company's outstanding voting securities ordinarily having the right to vote for the election of directors of the Company; or (ii) individuals who constitute the Board as of the effective date of the Plan ("incumbent Board") cease for any reason to constitute at least two-thirds thereof, provided that any person becoming a director subsequent to the effective date of the Plan



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whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters of (or if less, all but one of) the directors constituting the incumbent Board (other than an election or nomination in connection with an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of the Plan, considered as though such person were a member of the incumbent Board.









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